Exhibit 99.1

Asure Software Announces Third Quarter 2019 Results

AUSTIN, TX - November 11, 2019 – Asure Software, Inc. (NASDAQ: ASUR), the leading provider of dynamic cloud-based solutions that elevate how, when and where work gets done, reported results for the third quarter ended September 30, 2019.

Third Quarter 2019 Key HCM Financial Highlights

•	Asure will be a pure-play HCM SaaS vendor after the previously announced $120 Million sale of Workspace Management, which is expected to close in December 2019

•	Core HCM bookings increased 8% year-over-year

•	HCM revenue of $17.9 million, above internal expectations

•	Interest on HCM client funds exceeded $450,000, up from $20,000 in the third quarter of 2018

•	Establishing HCM revenue guidance of $72.0-73.0 million for 2019 and $72.0-74.0 million for 2020

•	Establishing HCM adjusted EBITDA guidance of $11.0-12.0 million for 2019 and $11.0-12.0 million for 2020

Third Quarter 2019 Financial Summary (HCM and Workspace Management)

	For the three months ended			For the nine months ended
In thousands	September 30, 2019	September 30, 2018	Change (%)	September 30, 2019	September 30, 2018	Change (%)
Revenue	$24,559	$23,458	5%	$76,160	$64,529	18%

GAAP Gross Profit	$15,507	$14,987	3%	$48,559	$43,281	12%
GAAP Gross Margin	63.1%	63.9%	(1)%	63.8%	67.1%	(5)%

Non-GAAP Gross Profit*	$16,104	$15,934	1%	$50,432	$45,019	12%
Non-GAAP Gross Margin*	65.6%	67.9%	(3)%	66.2%	69.8%	(5)%

GAAP Net Loss	$(3,356)	$(3,584)	(6)%	$(11,217)	$(9,277)	21%
Non-GAAP Net Income*	$1,669	$2,221	(25)%	$6,200	$5,673	9%

GAAP Net Loss per Share	$(0.22)	$(0.24)	(8)%	$(0.73)	$(0.68)	7%
Non-GAAP Net Earnings per Share**	$0.11	$0.14	(21)%	$0.40	$0.37	8%

Non-GAAP EBITDA*	$5,348	$5,365	—%	$17,154	$14,029	22%
Non-GAAP EBITDA Margin*	21.8%	22.9%	(5)%	22.5%	21.7%	4%
_______________________
* Non-GAAP financial measures are reconciled to GAAP in the tables set forth in this release.
** Historical non-GAAP Net Earnings Per Share adjusted for 0% effective tax rate for comparison purposes.

Management Commentary

“Given the expected impact to our financial model resulting from the Workspace Management sale, once closed, this transaction allows Asure to be laser-focused on our award-winning Human Capital Management Solutions to resellers and small and midsize businesses. Asure Software will be pure-play HCM and we will dedicate our product innovations decisively on HCM solutions,” stated Pat Goepel, CEO of Asure Software. “We plan to pay off the majority of our debt with the proceeds -- right sizing our capital structure for a company of our size. And we believe our financial predictability will be enhanced with the new Asure's recurring revenue mix exceeding 90% of total revenue.”

Asure delivered the following results (HCM and Workspace Management) for its third quarter ended September 30, 2019:

Revenue: Total revenue for the third quarter of 2019 was $24.6 million, an increase of 5% from $23.5 million in the third quarter of 2018. Revenue mix for the third quarter of 2019 was comprised primarily of recurring revenue, which represented 86% of total revenue with professional services, hardware and other representing the remaining 14%. HCM revenue represented 73% of total and Workspace was 27%.

Gross Profit: GAAP gross profit for the third quarter of 2019 was $15.5 million (63.1% margin), a 3% increase from $15.0 million (63.9% margin) in the third quarter of 2018. Non-GAAP gross profit* was $16.1 million (65.6% margin), up 1% from $15.9 million (67.9% margin) in the year-ago quarter due to the increasing mix of HCM in our business.

Earnings (Loss) per Share: GAAP loss per share was $(0.22), compared with a net loss per share of $(0.24) in the third quarter of 2018. Non-GAAP earnings per share* was $0.11, as compared with $0.14 in the year-ago quarter.

Non-GAAP EBITDA*: Non-GAAP EBITDA was $5.3 million (21.8% margin), an increase of 0% from $5.4 million (22.9% margin) in the third quarter of 2018.

Recent Business Highlights

•	Announced that the Company entered into an agreement to sell its Workspace Management business to FM:Systems in an asset and equity transaction valued at $120 million.

•
New HCM Wins: During the third quarter, Asure secured wins across a range of companies including, Megha Alliance, Startkleen Legacy, the minor league baseball team Florence Freedom, a multi-unit quick service restaurant franchise with 14 locations and Theoris Software. We also added 16 new Service Bureau Organizations to the Evolution family. Third quarter workspace wins included Whole Foods and TX Dot.

•
Asure Consulting launched a comprehensive HR Training Courses Program, consisting of 47 modular segments based on trending operations and compliance topics to assist business professionals to optimize abilities and mitigate risk.

•	Appointed Charlie Lathrop, payroll processing veteran, to the company’s board of directors.

2019 Financial Guidance (HCM)

Given the impact to our financial model due to the timing of the Workspace Management sale, Asure is issuing guidance based on HCM performance only. The fourth quarter will be impacted by a large capital gain at the time of closing which the Company expects to take in December 2019.

Asure is establishing the following guidance for HCM only, excluding Workspace Management given the pending disposition:

2019 Guidance	Range
Revenue	$72.0	million	to	$73.0	million
Non-GAAP EBITDA	$11.0	million	to	$12.0	million

Additional 2019 Guidance	Range
Basic average shares outstanding	15.4	million	to	15.9	million
Non-GAAP diluted shares outstanding	15.7	million	to	16.0	million
Non-GAAP Effective Tax Rate	0%

2020 Financial Guidance (HCM)

Asure is establishing the following guidance for HCM only, excluding Workspace Management given the pending disposition:

2020 Guidance	Range
Revenue	$72.0	million	to	$74.0	million
Non-GAAP EBITDA	$11.0	million	to	$12.0	million

Conference Call Details
Asure management will host a conference call today, Monday, November, 11, 2019 at 4:30 p.m. Eastern time (3:30 p.m. Central time) to discuss these financial results and outlook. Asure CEO Pat Goepel and CFO Kelyn Brannon will host the presentation, followed by a question and answer period.

U.S. dial-in: (877) 853-5636
International dial-in: (631) 291-4544
Conference ID: 6128479

The conference call will be broadcast live and available for replay via the investor section of the company's website.

*Non-GAAP Financial Measures: This press release includes information about non-GAAP diluted earnings per share, non-GAAP tax rates, non-GAAP net income, non-GAAP gross profit, and non-GAAP EBITDA (collectively the "non-GAAP financial measures"). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP.

Non-GAAP EBITDA differs from GAAP net loss in that it excludes things such as interest, tax, depreciation, amortization, stock compensation, and one-time expenses. Asure Software is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Asure Software has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking Non-GAAP EBITDA guidance to GAAP net loss.

Management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company's performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the company's results in the same way management does.

Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the company's operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company's business. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company's relative performance against other companies that also report non-GAAP operating results.

Specifically, management is excluding the following items from its non-GAAP earnings per share, as applicable, for the periods presented in the third quarter 2019 financial statements and for its non-GAAP estimates for the full fiscal 2019:

Stock-Based Compensation Expenses: The company's compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

Income Tax Effects and Adjustments: Beginning in first quarter 2018, the company started using a fixed projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and non-cash tax effects of acquired goodwill and amortization, since each of these can vary in size and frequency. This tax rate could be subject to change for a variety of reasons, such as significant changes in the acquisition activity or fundamental tax law changes in major jurisdictions where the company operates. The company re-evaluates this tax rate on an annual basis or when any significant events that may materially affect this rate occur. The non-GAAP tax rate is currently projected to be approximately zero (0.0) percent.

Amortization of Capitalized Internal-Use Software, Acquisition-Related, and One-Time Expenses: The company’s non-GAAP financial measures exclude amortization of internal-use capitalized software costs and acquisition-related expenses as well as one-time expenses, such as material tax credits, material interest-expense credits, severance, recruitment, and relocation.

About Asure Software
Asure Software, Inc. (NASDAQ: ASUR), headquartered in Austin, Texas, provides innovative and flexible SaaS-based cloud platforms that help clients worldwide elevate how, when, and where work gets done throughout the employee lifecycle. More than a Human Capital Management (HCM) software program, our Smart Office suite capitalizes on the intrinsic value between workforce and workspace so organizations of all sizes can better compete for talent, space, time, and capital assets. Asure Software’s offerings include a fully-integrated HCM platform, Time & Attendance, Talent Management, Employee Benefits, Benefits Administration, Payroll & Tax, Asset & Move Management, Full-Service Room Scheduling, Hoteling & Mobile Workforce and Workplace Occupancy Sensors. Visit us at www.asuresoftware.com.

"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our financial results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, diluted earnings per share, operating cash flow growth, operating margin improvement, deferred revenue growth, expected revenue run rate, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, amortization of debt discount and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company's results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with possible fluctuations in the company's financial and operating results; the closing of the company's sale of Workspace Management business; the company's rate of growth and anticipated revenue run rate, including the company's ability to convert deferred revenue and unbilled deferred revenue into revenue and cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; foreign currency exchange rates; errors, interruptions or delays in the company's services or the company's Web hosting; breaches of the company's security measures; domestic and international regulatory developments, including the adoption of new privacy laws; the financial and other impact of any previous and future acquisitions; the nature of the company's business model, including risks related to government contracts; the company's ability to continue to release, gain customer acceptance of and provide support for new and improved versions of the company's services; successful customer deployment and utilization of the company's existing and future services; changes in the company's sales cycle; competition; various financial aspects of the company's subscription model; unexpected increases in attrition or decreases in new business; the company's ability to realize benefits from strategic partnerships and strategic investments; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, including the compliance with United States export control laws, the company's ability to hire, retain and motivate employees and manage the company's growth; changes in the company's customer base; technological developments; litigation and any related claims, negotiations and settlements, including with respect to intellectual property matters or industry-specific regulations; unanticipated changes in the company's effective tax rate; factors affecting the company's outstanding convertible notes, term loan, and revolving credit facility; fluctuations in the number of company shares outstanding and the price of such shares; collection of receivables; interest rates; factors affecting the company's deferred tax assets and ability to value and utilize them; the potential negative impact of indirect tax exposure; the risks and expenses associated with the company's real estate and office facilities space; and general developments in the economy, financial markets, credit markets and the impact of current and future accounting pronouncements and other financial reporting standards.

Further information on these and other factors that could affect the company's financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company's website at investor.asuresoftware.com

Asure Software assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2019 Asure Software, Inc. All rights reserved.

ASURE SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	September 30, 2019 (unaudited)	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$12,576	$15,444
Accounts receivable, net of allowance for doubtful accounts of $1,047 and $1,467 at September 30, 2019 and December 31, 2018, respectively	15,199	16,028
Inventory	5,061	3,117
Prepaid expenses and other current assets	3,437	3,120
Total current assets before funds held for clients	36,273	37,709
Funds held for clients	88,210	122,206
Total current assets	124,483	159,915
Property and equipment, net	10,636	8,948
Goodwill	115,957	111,387
Intangible assets, net	72,472	76,760
Other assets, net	11,878	4,090
Total assets	$335,426	$361,100
Liabilities and stockholders’ equity
Current liabilities:
Current portion of notes payable, net of debt issuance cost	$4,220	$4,733
Revolving line of credit	4,000	—
Accounts payable	3,943	3,662
Accrued compensation and benefits	2,894	2,824
Other accrued liabilities	4,965	2,234
Deferred revenue	12,362	11,849
Total current liabilities before client fund obligations	32,384	25,302
Client fund obligations	88,470	123,170
Total current liabilities	120,854	148,472
Long-term liabilities:
Deferred revenue	470	876
Deferred tax liability	1,965	1,566
Notes payable, net of current portion and debt issuance cost	112,473	107,229
Other liabilities	6,015	439
Total long-term liabilities	120,923	110,110
Total liabilities	241,777	258,582
Commitments
Stockholders’ equity:
Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	—	—
Common stock, $.01 par value; 22,000 and 22,000 shares authorized; 15,970 and 15,666 shares issued, 15,586 and 15,282 shares outstanding at September 30, 2019 and December 31, 2018, respectively	160	157
Treasury stock at cost, 384 shares at September 30, 2019 and December 31, 2018	(5,017)	(5,017)
Additional paid-in capital	394,810	391,927
Accumulated deficit	(294,860)	(283,643)
Accumulated other comprehensive loss	(1,444)	(906)
Total stockholders’ equity	93,649	102,518
Total liabilities and stockholders’ equity	$335,426	$361,100

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue:
Recurring	$21,220	$19,561	$65,214	54,795
Professional services, hardware and other	3,339	3,897	10,946	9,734
Total revenue	24,559	23,458	76,160	64,529
Cost of Sales	9,052	8,471	27,601	21,248
Gross profit	15,507	14,987	48,559	43,281
Operating expenses:
Selling, general and administrative	11,395	11,052	36,019	33,394
Research and development	2,501	3,514	6,730	6,495
Amortization of intangible assets	2,375	2,447	7,918	6,038
Total operating expenses	16,271	17,013	50,667	45,927
Loss from operations	(764)	(2,026)	(2,108)	(2,646)
Other expense
Interest expense and other	(2,864)	(1,861)	(8,709)	(6,343)
Total other expense, net	(2,864)	(1,861)	(8,709)	(6,343)
Loss before income taxes	(3,628)	(3,887)	(10,817)	(8,989)
Income tax benefit (expense)	272	303	(400)	(288)
Net Loss	$(3,356)	$(3,584)	(11,217)	(9,277)
Other comprehensive income:
Unrealized gain (loss) on marketable securities	(4)	(101)	22	(101)
Foreign currency translation loss	(514)	(211)	(560)	(645)
Comprehensive loss	$(3,874)	$(3,896)	$(11,755)	$(10,023)
Basic and diluted net loss per share
Basic	$(0.22)	$(0.24)	$(0.73)	$(0.68)
Diluted	$(0.22)	$(0.24)	$(0.73)	$(0.68)
Weighted average basic and diluted shares
Basic	15,551,000	15,223,000	15,467,000	13,591,000
Diluted	15,551,000	15,223,000	15,467,000	13,591,000

ASURE SOFTWARE, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	For the Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(11,217)	$(9,277)
Adjustments to reconcile net loss to net cash provided by (used in) operations:
Depreciation and amortization	11,594	9,100
Amortization of debt financing costs and discount	1,178	499
Provision for (recovery of) doubtful accounts	(414)	496
Provision for deferred income taxes	468	1,127
Share-based compensation	1,580	887
Release of contingent consideration	—	(489)
Loss on disposals of fixed assets	83	—
Changes in operating assets and liabilities:
Accounts receivable	2,930	(6,587)
Inventory	(2,062)	(137)
Prepaid expenses and other assets	16	(2,250)
Accounts payable	(598)	850
Accrued expenses and other long-term obligations	217	(449)
Deferred revenue	148	168
Net cash provided by (used in) operating activities	3,923	(6,062)
Cash flows from investing activities:
Acquisitions net of cash acquired	(7,443)	(66,366)
Purchases of property and equipment	(1,159)	(1,503)
Software capitalization costs	(3,207)	(2,536)
Net change in funds held for clients	48,361	16,617
Net cash provided by (used in) investing activities	36,552	(53,788)
Cash flows from financing activities:
Proceeds from notes payable	8,000	36,750
Payments on notes payable	(4,638)	(5,772)
Proceeds from revolving line of credit	8,000	4,540
Payments on revolving line of credit	(4,000)	(4,540)
Debt financing fees	(1,102)	(1,693)
Payments on capital leases	(102)	(124)
Proceeds from issuance of common stock	496	39,156
Net change in client fund obligations	(49,964)	(16,937)
Net cash provided by (used in) financing activities	(43,310)	51,380
Effect of foreign exchange rates	(33)	(128)
Net decrease in cash and cash equivalents	(2,868)	(8,598)
Cash and cash equivalents at beginning of period	15,444	27,792
Cash and cash equivalents at end of period	$12,576	$19,194
Supplemental information:
Cash paid for:
Interest	$6,581	$5,605
Income taxes	31	101
Non-cash Investing and Financing Activities:
Subordinated notes payable –acquisitions	2,000	7,592
Equity issued in connection with acquisitions	555	4,493

Reconciliation of GAAP to Non-GAAP
(In thousands)

	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18*	4Q18*	1Q19	2Q19	3Q19
Revenue
Recurring	$8,769	$9,991	$12,255	$12,704	$17,485	$17,749	$19,561	$19,397	$23,561	$20,433	$21,220
Professional Services, Hardware and Other	1,958	2,889	3,272	2,604	1,819	4,018	3,897	5,026	3,199	4,408	3,339
Total Revenues	$10,727	$12,880	$15,527	$15,308	$19,304	$21,767	$23,458	$24,423	$26,760	$24,841	$24,559

	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19	3Q19
Reconciliation from GAAP gross profit to non-GAAP gross profit:
GAAP Gross profit	$8,289	$10,054	$12,131	$11,349	$13,747	$14,547	$14,987	$14,841	$18,062	$14,990	$15,507
Stock compensation	2	4	4	—	4	4	12	12	15	10	16
Amortization	106	106	106	134	297	486	437	437	437	$437	413
One Time Inventory Adjustment	—	—	—	—	—	—	498	18	—	—	—
One Time Travel Expense Adjustment	—	—	—	—	—	—	—	54	—	$—	—
One Time Product Royalties	—	—	—	—	—	—	—	81	189	188	168
Non-GAAP gross profit	$8,397	$10,164	$12,241	$11,483	$14,048	$15,037	$15,934	$15,443	$18,703	$15,625	$16,104
Non-GAAP gross margin	78.3%	78.9%	78.8%	75.0%	72.8%	69.1%	67.9%	63.2%	69.9%	62.9%	65.6%

	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19	3Q19
Reconciliation from net income to non-GAAP EBITDA:
GAAP Net income (loss)	$(1,059)	$(1,837)	$(1,281)	$(1,545)	$(1,925)	$(3,768)	$(3,584)	$1,729	$(2,894)	$(4,967)	$(3,356)
Stock compensation	54	171	139	230	194	329	363	800	611	392	582
Amortization	953	1,148	1,449	1,380	1,895	2,481	2,884	3,090	3,218	3,200	2,962
Acquisition costs and other one-time expenses	850	1,233	1,583	2,073	1,308	2,346	2,861	3,935	2,103	2,112	1,753
Taxes based on a 0% tax rate	142	141	85	(272)	184	408	(303)	(7,518)	304	367	(272)
Interest Expense One-Time Credit	—	—	—	(259)	—	—	—	—	—	—	—
Depreciation	227	224	342	337	370	361	794	1,091	766	750	815
Interest Expense & Other , Net	547	1,088	1,643	1,347	1,760	2,722	2,350	2,738	2,754	3,090	2,864
Non-GAAP EBITDA	$1,714	$2,168	$3,960	$3,291	$3,786	$4,879	$5,365	$5,865	$6,862	$4,944	$5,348
Non-GAAP EBITDA margin	16.0%	16.8%	25.5%	21.5%	19.6%	22.4%	22.9%	24.0%	25.6%	19.9%	21.8%

	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19	3Q19
Reconciliation from GAAP net income (loss) to non-GAAP net income
GAAP Net income (loss)	$(1,059)	$(1,837)	$(1,281)	$(1,545)	$(1,925)	$(3,768)	$(3,584)	$1,729	$(2,894)	(4,967)	$(3,356)
One-time depreciation adjustment	—	—	—	—	—	—	—	188	—	—	—
Stock compensation	54	171	139	230	194	329	363	800	611	392	582
Amortization	953	1,148	1,449	1,380	1,895	2,481	2,884	3,090	3,217	3,200	2,962
Acquisition costs and other one-time expenses	850	1,233	1,583	2,073	1,308	2,346	2,861	3,935	2,103	2,112	1,753
Taxes based on a 0% tax rate	142	141	85	(272)	184	408	(303)	(7,518)	304	367	(272)
Interest Expense One-Time Credit	—	—	—	(259)	—	—	—	—	—	—	—
One time tax penalty related to prior periods	—	—	—	—	—	—	—	—	—	86	—
Non-GAAP net income	$940	$856	$1,975	$1,607	$1,656	$1,796	$2,221	$2,224	$3,341	$1,190	$1,669

	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19	3Q19
Calculation of non-GAAP net income per share
Non-GAAP net income	$940	$856	$1,975	$1,607	$1,656	$1,796	$2,221	$2,224	$3,341	$1,190	$1,669
Pro forma diluted weighted-average shares	8,839	10,212	12,599	12,659	12,846	13,259	15,489	15,337	15,436	15,502	15,551
Non-GAAP EPS	$0.11	$0.08	$0.16	$0.13	$0.13	$0.14	$0.14	$0.15	$0.22	$0.08	$0.11

* Adjusting for a revenue reclassification, 4Q18 recurring revenue would have been $20,127 and professional services, hardware and other would have been $4,296. In 3Q18 recurring revenue would have been $19,194 and professional services, hardware and other would have been $4,261.

Investor Relations Contact:
Carolyn Bass
Market Street Partners
415-445-3232
cbass@marketstreetpartners.com